[E-XACT LOGO GRAPHIC]



                            CONFIDENTIALITY AGREEMENT


      This Agreement is made as of December 10, 1999, between E-XACT TRANSACTIONS LTD., a Delaware corporation (the "COMPANY"), and Ted Henderson ("EXECUTIVE").

      WHEREAS, the success of the business of the Company is dependent on the goodwill established by the Executive and the Company's directors, executive officers and employees with the Company's customers and the public generally.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1.   CONFIDENTIAL INFORMATION.

          (A) Executive acknowledges that the information, observations and data obtained by him during the course of his/her employment with or engagement by the Company concerning the technology, products, business and affairs of the Company and its affiliates are the property of the Company, including information concerning acquisition or alliance opportunities in or reasonably related to the Company's business or industry of which Executive becomes aware during the Term (as defined in that certain Employment Letter Agreement dated September 16, 1999 between Executive and the Company). Therefore, Executive agrees that he/she will not disclose to any unauthorized person or use for his/her own account any of such information, observations or data without the Board of Directors' prior written consent unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive agrees to deliver to the Company on the date of termination, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he/she may then possess or have under his/her control.

          (B) Executive recognizes that the Company has received and in the future will receive confidential and proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Executive agrees that he owes the Company and such third parties, both during the Term and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by the Board of Directors.

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     2.   NONCOMPETITION AND NONSOLICITATION.

          (A) NONCOMPETITION. Executive acknowledges that in the course of his/her employment with or engagement by the Company he/she has and will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his/her services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Term and during the 12-month period following Executive's resignation or a termination by the Company for Cause (as defined in the Employment Letter Agreement), he/she shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries or any businesses in which the Company or any of its Subsidiaries has entertained discussions or has requested and received confidential information relating to the acquisition of or alliance with such business by the Company or its Subsidiaries.

          (B) NONSOLICITATION. During the Term and during the 1 year following termination, Executive shall not directly or indirectly through another entity:
(1) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (2) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with, or modify its business relationship with, the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

          (C) ENFORCEMENT. If, at the time of enforcement of Section 1 or 2 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.

          3. OWNERSHIP. All work product done as an employee of the Company (the "Work Product") shall be considered work(s) made by Executive for hire for the Company and all worldwide right, title and interest in and to the Work Product, including all patents, trade secrets, trademarks, copyrights, improvements on same and other related rights (collectively, the "Proprietary Rights") shall belong exclusively to the Company and its designees. If by operation or law or for any other reason any of the Work Product, including all Proprietary Rights, is not owned in its entirety by the Company automatically upon creation thereof, then Executive agrees to assign, and hereby assigns, to the Company and its designees all ownership rights in such Work Product, including all related intellectual property rights. Executive shall supply, and will ensure that its associates and agents shall supply, all assistance reasonably requested in securing for the Company's benefit any Proprietary Rights, and will provide full information regarding any such item and execute all appropriate documentation prepared by the Company in applying for or otherwise registering, in the Company's name, all rights to any such item. Executive does not have and shall not be deemed to have any right, title, or intent in the Work Product or related material, whether under trade secrecy, copyright, trademark, patent or related laws.

     4.   DEFINITIONS.

          "BOARD OF DIRECTORS" or "BOARD" shall mean the board of directors of the Company.

          "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

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     5.   NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class United States mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or by facsimile to the recipient at the address below indicated:

          IF TO THE COMPANY:

                  E-xact Transactions Ltd.
                  1610 - 555 West Hastings Street
                  Vancouver, British Columbia
                  Canada  V6H 4N6
                  Attention: Ted Henderson, President and Chief Executive
                             Officer
                  Tel. No.: (604) 691-1670
                  Fax No.:  (604) 691-1678


           IF TO THE EXECUTIVE:

                  Ted Henderson

                  -------------------------
                  -------------------------
                  Tel. No.: ---------------
                  Fax No.:  ---------------

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     6. GENERAL PROVISIONS.

          (a) NOT AN EMPLOYMENT CONTRACT. Executive agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Executive's right or the Company's right to terminate Executive's employment at any time, with or without cause.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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

          (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

          (f) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

          (g) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

          (i) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (j) SEPARATION. This Agreement shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination

                             SIGNATURE PAGE FOLLOWS

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                    E-XACT TRANSACTIONS LTD.


                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:



                                    EXECUTIVE


                                    ------------------------------------------
                                        Name:  Ted Henderson